EXHIBIT 10.30

2008 A.M. CASTLE & CO. OMNIBUS INCENTIVE PLAN
(As Amended and Restated as of April 28, 2011)

1. Purpose and Effective Date.  The purposes of the Plan are (a) to strengthen the ability of the Corporation and its Subsidiaries to attract and retain directors, key executives, and other key managerial, supervisory and professional employees, (b) to attract and align the interests of Participants with the long-term interests of the Corporation and its Subsidiaries and its stockholders, (c) to motivate Participants to put forth their maximum effort for the continuing growth of the Corporation and its Subsidiaries, (d) to further identify Participants’ interests with those of the Corporation’s stockholders, (e) to provide a means to encourage Stock ownership and proprietary interest in the Corporation, and (f) to provide incentive compensation opportunities that are competitive with those of other corporations in the same industries as the Corporation and its Subsidiaries; and thereby promote the interests of the Corporation and its Subsidiaries and its stockholders.  The Plan is intended to provide Plan Participants with forms of long-term incentive compensation that are not subject to the deduction limitation rules prescribed under Code Section 162(m), and should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Code Section 162(m).

The Plan became effective upon the ratification by the holders of the majority of those shares present in person or by proxy at the Corporation’s 2008 annual meeting of its stockholders on April 24, 2008, and was thereafter amended and restated on March 5, 2009 and on December 9, 2010.  The Plan shall be further amended and restated in the form provided herein, effective as of April 28, 2011, subject to approval by the Corporation’s stockholders.

2. Definitions.  Where the context of the Plan permits, words in the masculine gender shall include the feminine gender, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a) Award means the grant of incentive compensation under this Plan to a Participant.

(b) Board means the board of directors of the Corporation.

(c) Code means the Internal Revenue Code of 1986, as amended.  Any reference in the Plan to a specific Section of the Code shall include such Section and any comparable provision of any future legislation amending, supplementing, or superseding such Section, and any valid regulation and other applicable authorities promulgated thereunder.

(d) Committee means the Human Resources Committee of the Board and its subcommittee, or such other committees and subcommittees designated from time to time by the Board.

(e) Corporation means A.M. Castle & Co., a Maryland corporation, or any successor thereto.

(f) Covered Employee means a covered employee within the meaning of Code Section 162(m).

(g) Equity Performance Award means an Award subject to the satisfaction of Performance Criteria and granted pursuant to section 10 below.

(h) Exchange Act means the Securities Exchange Act of 1934, as amended.  Any reference in the Plan to a specific Section of the Exchange Act shall include such Section and any comparable provision of any future legislation amending, supplementing, or superseding such Section, and any valid regulation and other applicable authorities promulgated thereunder.

(i) Fair Market Value means the fair market value of Stock determined at any time in such manner as the Committee may deem equitable, including, without limitation, the closing market composite price of Stock as reported for the New York Stock Exchange-Composite Transaction as of the applicable date or, if Stock is not traded on that date, on the next preceding date on which Stock was so traded, except as otherwise specified in the Plan or as required by applicable law or regulation.

(j) Incentive Stock Option means a Stock Option designed to meet the requirements of Code Section 422.  Notwithstanding any provision in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Code Section 422, or, without the consent of the affected Participant, to cause any Incentive Stock Option previously granted to fail to qualify for the federal income tax treatment afforded under Code Section 421.

(k) Nonqualified Stock Option means a Stock Option that is not an Incentive Stock Option.

(l) Participant means (i) an employee of the Corporation or its Subsidiaries or (ii) an individual who is a member of the Board and who is not an employee of the Corporation or any of its Related Companies, who, in each case, has been designated by the Committee as eligible to receive an Award under the Plan.

(m) Performance Cash Award means a cash incentive Award subject to the satisfaction of Performance Criteria and granted pursuant to section 11 below.

(n) Performance Criteria means one or more business criteria (within the meaning of Code Section 162(m)) designated by the Committee, including, but not limited to, based, in whole or part, among any or a combination of the following: gross profit on sales, material gross profit (gross profit on material portion of sales), operating income, DSO (days sales outstanding on receivables), DSI (days sales outstanding on inventory), working capital employed, purchase variance, delivery variance, sales, earnings, earnings per share, pre-tax earnings, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), net earnings, net operating profit after taxes, return on assets or net assets, return on capital (including return on total capital or return on invested capital), share price (including, but not limited to, total shareholder return, relative total shareholder return and other measures of shareholder value creation), return on equity, return on investments, asset management, and the achievement of certain quantitatively and objectively determinable non-financial performance measures (including, but not limited to, strategic initiatives, customer service, safety, corporate development, and leadership development) and may include or exclude specified items of an unusual, non-recurring or extraordinary nature including, without limitation, changes in accounting methods, changes in inventory methods, changes in corporate taxation, unusual accounting gains and losses, changes in financial accounting standards or other extraordinary events causing dilution or diminution in the Corporation’s earnings.  Performance Criteria need not be the same for all Participants, and may be established for the Corporation as a whole or for its various groups, divisions, Subsidiaries and affiliates and may be measured relative to a peer group or index.  The Committee at the time of establishing Performance Criteria may prescribe adjustments to the otherwise applicable Performance Criteria in the event of certain changes in the beneficial ownership of Stock or other corporate transaction, establish a minimum performance target for the applicable Performance Criteria (including adjustments thereto in the event of certain changes in the beneficial ownership of Stock or other corporate transaction), and provide for reduced payment if the applicable Performance Criteria is not achieved but the minimum performance target is met.  In addition, measurement of the attainment of Performance Criteria may exclude, if the Committee provides in an Award agreement, impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by Generally Accepted Accounting Principles and as identified in the financial statements, in the notes to the financial statements, in the Management’s Discussion and Analysis section of the financial statements, or in other U.S. Securities and Exchange Commission filings.

(o) Performance Period means the period during which the Performance Criteria must be attained, as designated by the Committee, with a minimum of one year (or, in the case of an Equity Performance Award, a minimum of three years), subject to acceleration as determined by the Committee in its sole discretion.

(p) Plan means this 2008 A.M. Castle & Co. Omnibus Incentive Plan, as amended (formerly known as the A.M. Castle & Co. 2008 Restricted Stock, Stock Option and Equity Compensation Plan immediately prior to April 28, 2011).

(q) Qualified Retirement means, with respect to an employee, a termination from employment from the Corporation and all of its Related Companies that occurs after the employee attains at least age 65 and completes at least five years of continuous service as a full-time employee.

(r) Related Company means any corporation during any period in which it is a Subsidiary or during any period in which it, directly or indirectly, owns fifty percent (50%) or more of the total combined voting power of all classes of stock of the Corporation that are entitled to vote.

(s) Restricted Stock means Stock subject to a vesting condition specified by the Committee in an Award in accordance with section 9 below.

(t) RSU means a restricted stock unit granting a Participant with the right to receive Stock at a date on or after vesting in accordance with the terms of such grant and/or upon the attainment of Performance Criteria specified by the Committee in the Award in accordance with section 9 below.

(u) SAR means a stock appreciation right granted pursuant to section 8 below.

(v) Stock means a share of common stock of the Corporation that, by its terms, may be voted on all matters submitted to stockholders of the Corporation generally.

(w) Stock Option means the right to acquire shares of Stock at a certain price that is granted pursuant to section 7 below. The term Stock Option includes both Incentive Stock Options and Nonqualified Stock Options.

(x) Subsidiary means any corporation or entity during any period in which the Corporation owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock entitled to vote or in which it has at least a 50% economic interest, and which is authorized to participate in the Plan.

3. Administration.  The Plan will be administered by the Committee consisting of three or more directors of the Corporation as the Board may designate from time to time, each of whom shall satisfy such requirements as:

(a) the U.S. Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Exchange Act;

(b) the New York Stock Exchange may establish pursuant to its rule-making authority; and

(c) the U.S. Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Code Section 162(m).

The Committee shall have the discretionary authority to manage and control the operation and administration of the Plan, to construe and interpret the Plan and any Awards granted hereunder, to establish and amend rules for Plan administration, to establish the terms and conditions of Awards, to change the terms and conditions of Awards at or after grant (subject to the provisions of sections 19 and 20 below), to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award granted under the Plan, and to make all other determinations which it deems necessary or advisable for the administration of the Plan.

Awards under the Plan to a Covered Employee may be made subject to the satisfaction of one or more Performance Criteria. Performance Criteria shall be established by the Committee for a Participant (or group of Participants) no later than ninety (90) days after the commencement of each Performance Period (or the date on which 25% of the Performance Period has elapsed, if earlier). The Committee may select one or more Performance Criteria and may apply those Performance Criteria on a corporate-wide, division, or business segment basis, or any combination thereof; provided, however, that the Committee may not increase the amount of compensation payable to a Covered Employee upon the satisfaction of Performance Criteria.

The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, if in writing signed by all the Committee members. Any interpretation or determination made by the Committee under the Plan shall be final and binding on all persons.

4. Participants.  Participants may consist of all employees of the Corporation and its Subsidiaries and all non-employee directors of the Corporation; provided, however, the following individuals shall be excluded from participation in the Plan: (a) contract labor; (b) employees whose base wage or base salary is not processed for payment by the payroll department of the Corporation or any Subsidiary; and (c) any individual performing services under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Corporation enters into for service. Designation of a Participant in any year shall not require the Committee to designate that person to receive an Award in any other year or to receive the same type or amount of Award as granted to the Participant in any other year or as granted to any other Participant in any year.  Except as otherwise agreed to by the Corporation and the Participant, any Award under the Plan shall not affect any previous Award to the Participant under the Plan or any other plan maintained by the Corporation or its Subsidiaries.  The Committee shall consider all factors that it deems relevant in selecting Participants and in determining the type and amount of their respective Awards.

5. Shares Available under the Plan.  There is hereby reserved for issuance under the Plan an aggregate of 2,000,000 shares of Stock.  Effective April 28, 2011, and subject to stockholder approval, an additional 750,000 shares of Stock are reserved for issuance under the Plan. Stock covered by an Award granted under the Plan shall not be counted as used unless and until actually issued and delivered to a Participant. Accordingly, if there is (a) a lapse, expiration, termination or cancellation of any Stock Option or other Award outstanding under the Plan prior to the issuance of Stock thereunder or (b) a forfeiture of any shares of Restricted Stock or Stock subject to Awards granted under this Plan prior to vesting, then the Stock subject to these Stock Options or other Awards shall be added to the Stock available for Awards under the Plan. In addition, any Stock covered by an SAR (including an SAR settled in Stock which the Committee, in its discretion, may substitute for an outstanding Stock Option) shall be counted as used only to the extent Stock is actually issued to the Participant upon exercise of the SAR. Finally, any Stock exchanged by an optionee as full or partial payment of the exercise price under any Stock Option exercised under the Plan, any Stock retained by the Corporation to comply with applicable income tax withholding requirements, and any Stock covered by an Award which is settled in cash, shall be added to the Stock available for Awards under the Plan. All Stock issued under the Plan may be either authorized and unissued Stock or issued and outstanding Stock reacquired by the Corporation (including, in the discretion of the Board, Stock purchased in the market). All of the available Stock may, but need not, be issued pursuant to the exercise of Incentive Stock Options.

With respect to Awards that are designed to comply with the performance-based compensation exception from the tax deductibility limitation of Code Section 162(m), except as otherwise provided in sections 10 and 11 below, no Participant may receive in any single calendar year Awards of the same type relating to more than 400,000 shares of Stock, as adjusted pursuant to section 14 below.

The Stock reserved for issuance and the other limitations set forth above shall be subject to adjustment in accordance with section 14 below.

6. Types of Awards, Payments, and Limitations.  Awards under the Plan shall consist of Stock Options, SARs, Restricted Stock, RSUs, Equity Performance Awards, Performance Cash Awards, and other Stock or cash Awards, all as described below. Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee shall determine, and with the expectation that any Award of Stock shall be styled to preserve such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, and subject to the provisions of sections 19 and 20 below, may require or permit Participants to elect to defer the issuance of Stock or the settlement of Awards in cash under such rules and procedures as the Committee may establish under the Plan.

The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents and interest on such dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s Plan account and are subject to the same vesting or Performance Criteria as the underlying Award. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Stock or Stock equivalents.

Awards shall be evidenced by an agreement, in such form and manner prescribed by the Committee in its discretion, that sets forth the terms, conditions and limitations of such Award. Such terms may include, but are not limited to, the term of the Award, the provisions applicable in the event the Participant’s employment terminates, and the Corporation’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award, including, without limitation, the ability to amend such Awards to comply with changes in applicable law. An Award may also be subject to other provisions (whether or not applicable to similar Awards granted to other Participants) as the Committee determines appropriate, including, without limitation, provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the Participant’s employment, requirements or inducements for continued ownership of Stock after exercise or vesting of Awards, or forfeiture of Awards in the event of termination of employment shortly after exercise or vesting or breach of noncompetition or confidentiality agreements following termination of employment. The Committee need not require the execution of any such agreement by a Participant. Acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms, conditions and limitations of the Award.

A Participant shall be required to repay to the Corporation or forfeit, as appropriate, any and all Awards granted hereunder to the extent required by applicable law or the “clawback” provisions of any policy adopted by the Committee or the Board, as each may be amended from time to time.

7. Stock Options.  Stock Options may be granted to Participants, at any time as determined by the Committee; provided, however, that each Stock Option granted to non-employee Participants shall be a Nonqualified Stock Option. The Committee shall determine the number of shares subject to each Stock Option and whether the Stock Option is an Incentive Stock Option; provided, however, notwithstanding a Stock Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Stock whose aggregate Fair Market Value exceeds $100,000, such Stock Options shall be treated as Nonqualified Stock Options. The exercise price for each Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Stock (or, in the case of an Incentive Stock Option granted to a Participant who is a 10% shareholder within the meaning of Code Section 422, 110% of the Fair Market Value of the Stock) on the date the Stock Option is granted unless the Stock Option is a substitute or assumed Stock Option granted pursuant to section 15 below or unless otherwise approved by stockholders as described below.

Each Stock Option shall expire at such time as the Committee shall determine at the time of grant. Stock Options shall be exercisable at such time and manner and subject to such terms and conditions as the Committee shall determine, including, but not limited to, the following:

(a) No Stock Option may be exercised by a Participant (i) prior to the date on which the Participant completes one continuous year of employment with the Corporation or any Related Company after the date of the award thereof (or, in the case of a Participant who is a non-employee director, prior to the first anniversary of the date of the award thereof); or (ii) after the applicable date on which the Stock Option expires and is no longer exercisable.

(b) An Incentive Stock Option shall expire and shall no longer be exercisable after the earliest of:

(i) the date that is the tenth anniversary (or, in the case of an Incentive Stock Option granted to a Participant who is a 10% shareholder within the meaning of Code Section 422, the fifth anniversary) of its grant;

(ii) the date that is three months after the Participant’s continuous employment with the Corporation and all of its Related Companies terminates (for any reason other than the Participant’s death), except in the case of disability (within the meaning of Code Section 22(e)(3)), the first anniversary of the date of such disability; or

(iii) the date established by the Committee, or the date determined under a method established by the Committee, at the time of the Award.

(c) A Nonqualified Stock Option shall expire and shall no longer be exercisable after the earliest of:

(i) the date that is the tenth anniversary of its grant;

(ii) in the case of a Participant who is an employee, the date, if any, on which the Participant’s continuous employment with the Corporation and all of its Related Companies terminates, except (A) in the case of a Qualified Retirement or a total and permanent disability (as defined by the Corporation’s long term disability programs), the third anniversary of the date of such Qualified Retirement or total and permanent disability, or (B) to the extent otherwise provided in an enforceable agreement between a Participant and the Corporation, the date that is three months after the Participant’s continuous employment with the Corporation and all of its Related Companies terminates;

(iii) in the case of a Participant who is a non-employee director, the date the Participant resigns from the Board, or in the event the Participant retires at or after attaining retirement age (as determined under the applicable policy established by the Board) or becomes totally and permanently disabled (as defined by the Corporation’s long term disability programs), the third anniversary of the date of such retirement or total and permanent disability; or

(iv) the date established by the Committee, or the date determined under a method established by the Committee, at the time of the Award.

(d) All rights to purchase shares of Stock pursuant to a Stock Option shall cease as of the date on which such Stock Option expires and is no longer exercisable.

The exercise price, upon exercise of any Stock Option, shall be payable to the Corporation in full by: (a) cash payment or its equivalent; (b) tendering previously acquired Stock purchased on the open market having a Fair Market Value at the time of exercise equal to the exercise price or certification of ownership of such previously-acquired Stock; (c) to the extent permitted by applicable law, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds from the Stock Option shares or loan proceeds to pay the exercise price and any withholding taxes due to the Corporation; and (d) such other methods of payment as the Committee, in its discretion, deems appropriate. In no event shall the Committee, without stockholder approval, cancel any outstanding Stock Option with an exercise price greater than the then current Fair Market Value of the Stock for the purpose of reissuing any other Award to the Participant at a lower exercise price, cancel any outstanding Stock Option for the purpose of cashing out a Stock Option unless such cash-out occurs in conjunction with a change of control (but only to the extent otherwise provided in an enforceable agreement between a Participant and the Corporation), nor reduce the exercise price of an outstanding Stock Option. Reload options are not permitted.

8. Stock Appreciation Rights.  SARs may be granted to Participants at any time as determined by the Committee. Notwithstanding any other provision of the Plan, the Committee may, in its discretion, substitute SARs which can be settled only in Stock for outstanding Stock Options. The grant price of a substitute SAR shall be equal to the exercise price of the related Stock Option and the substitute SAR shall have substantive terms (e.g., duration) that are equivalent to the related Stock Option. The grant price of any other SAR shall be equal to the Fair Market Value of the Stock on the date of its grant unless the SARs are substitute or assumed SARs granted pursuant to section 15 below. A SAR may be exercised upon such terms and conditions and for the term the Committee in its sole discretion determines; provided, however, that the term shall not exceed the Stock Option term in the case of a substitute SAR or ten years in the case of any other SAR, and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of an SAR, the Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying (a) the difference between the Fair Market Value of a share of Stock on the date of exercise and the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. The payment may be made in cash or Stock, at the discretion of the Committee, except in the case of a substitute SAR payment which may be made only in Stock. In no event shall the Committee, without stockholder approval, cancel any outstanding SAR with an exercise price greater than the then current Fair Market Value of the Stock for the purpose of reissuing any other Award to the Participant at a lower grant price, cancel any outstanding SAR for the purpose of cashing out a SAR unless such cash-out occurs in conjunction with a change of control (but only to the extent otherwise provided in an enforceable agreement between a Participant and the Corporation), nor reduce the grant price of an outstanding SAR.

9. Restricted Stock and RSUs.  Restricted Stock and RSUs may be awarded or sold to Participants under such terms and conditions as shall be established by the Committee. Restricted Stock and RSUs shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period;

(b) a requirement that the holder forfeit (or in the case of Restricted Stock or RSUs sold to the Participant, resell to the Corporation at cost) such Restricted Stock or RSUs in the event of termination of employment or service with the Corporation and all of its Related Companies during the period of restriction; and

(c) the attainment of Performance Criteria.

Restricted Stock and RSU Awards that are subject to the attainment of Performance Criteria shall be subject to a Performance Period of at least one year and Restricted Stock and RSU Awards that are not subject to the attainment of any Performance Criteria shall be subject to the requirement that the Participant continuously be employed or perform service with the Corporation or any of its Related Companies for at least three years (with such three-year employment or service requirement generally determined beginning with the first day of the calendar year in which such Awards were granted to the Participant), subject in each case to acceleration as determined by the Committee in its sole discretion.  All restrictions shall otherwise expire at such times as the Committee shall specify.

Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee.  Each such certificate shall bear the following  (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 2008 A.M. Castle & Co. Omnibus Incentive Plan and an agreement entered into between the registered owner and A. M. Castle & Co.  A copy of such Plan and agreement is on file in the office of the Secretary of A. M. Castle & Co., 3400 N. Wolf Road, Franklin Park, Illinois 60131.”

10. Equity Performance Awards.  The Committee shall designate the Participants to whom Equity Performance Awards are to be awarded and determine the number of shares or units of Stock, the length of the Performance Period and the other terms and conditions of each such Award; provided the stated Performance Period will not be less than three years, subject to acceleration as determined by the Committee in its sole discretion, and, to the extent the Award is designed to constitute performance-based compensation under Code Section 162(m), Performance Criteria shall be established within 90 days of the period of service to which the Performance Criteria relate has elapsed. Each Equity Performance Award shall entitle the Participant to a payment in the form of Stock upon the attainment of Performance Criteria and other terms and conditions specified by the Committee.  The Committee may, in its discretion, at any time after the date of the Equity Performance Award adjust the length of the designated period a Participant must hold any Stock delivered in accordance with the vesting of such Award to account for individual circumstances of a Participant or group of Participants, but in no case shall the length of such period be less than one year.  No Equity Performance Award may be paid to a Participant in excess of $2,000,000 for any single year.

Notwithstanding satisfaction of any Performance Criteria, the number of shares or units of Stock issued under an Equity Performance Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the number of shares or units of Stock earned upon satisfaction of any Performance Criteria by any Participant who is a Covered Employee. The Committee may, in its discretion, make a payment in the form of cash, Stock, or other equity based property, or any combination thereof, equal to the Fair Market Value of Stock otherwise required to be issued to a Participant pursuant to an Equity Performance Award.

Except as otherwise determined by the Committee in its sole discretion, a Participant who fails to achieve the applicable Performance Criteria or, subject to section 13 below, whose employment or service with the Corporation and all of its Related Companies terminates prior to the end of any vesting period, for any reason, shall forfeit all Equity Performance Awards remaining subject to any such applicable Performance Criteria or vesting period.

11. Performance Cash Awards.  The Committee shall designate the Participants (excluding non-employee directors) to whom Performance Cash Awards are to be awarded and determine the amount of the Award and the terms and conditions of each such Award; provided the Performance Period will not be less than one year, subject to acceleration as determined by the Committee in its sole discretion, and, to the extent the Award is designed to constitute performance-based compensation under Code Section 162(m), Performance Criteria shall be established within 90 days of the period of service to which the Performance Criteria relate has elapsed. Each Performance Cash Award shall entitle the Participant to a payment in cash upon the attainment of Performance Criteria and other terms and conditions specified by the Committee. No Performance Cash Award may be paid to a Participant in excess of $2,000,000 for any single year.  If a Performance Cash Award is earned in excess of $2,000,000, the amount of such Award in excess of this amount shall be deferred until the earlier of (a) the date on which the Participant ceases to be covered by Code Section 162(m), or (b) the first date on which the Committee anticipates or reasonably should anticipate that, if the payment of such excess amount were made on such date, the Corporation’s deduction with respect to such payment would no longer be restricted due to the application of Code Section 162(m).  Payment of a Performance Cash Award will be made to the Participant during the period beginning January 1 and ending March 15 of the calendar year following the end of the calendar year to which the Performance Cash Award relates, subject to any acceleration or delay in payment permitted under Code Section 409A.

Notwithstanding the satisfaction of any Performance Criteria, the amount to be paid under a Performance Cash Award may be adjusted by the Committee on the basis of such further consideration as the Committee in its sole discretion shall determine. However, the Committee may not, in any event, increase the amount earned under Performance Cash Awards upon satisfaction of any Performance Criteria by any Participant who is a Covered Employee. The Committee may, in its discretion, substitute actual Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Cash Award.

Except as otherwise determined by the Committee in its sole discretion, a Participant whose employment or service with the Corporation and all of its Related Companies terminates prior to the end of any vesting period or who fails to achieve the applicable Performance Criteria for any reason shall forfeit all Performance Cash Awards remaining subject to any such vesting period or applicable Performance Criteria.

12. Other Stock or Cash Awards.  In addition to the incentives described in sections 6 through 11 above, the Committee may grant other incentives payable in cash or in Stock under the Plan as it determines to be in the best interests of the Corporation and subject to such other terms and conditions as it deems appropriate; provided an outright grant of Stock will not be made unless it is offered in exchange for cash compensation that has otherwise already been earned by the recipient.

13. Change of Control.  Notwithstanding any provision in the Plan to the contrary, Awards granted hereunder shall be subject to such change in control provisions, if any, specified in an enforceable agreement between a Participant and the Corporation. If and to the event an Award is subject to Code Section 409A and any such enforceable agreement requires a payment or delivery of such Award following a change of control that would not be a permissible distribution event, as defined in Code Section 409A(a)(2), then the payment or delivery of such Award shall be made on the earlier of: (a) the date of payment or delivery originally provided for such Award; or (b) the date of termination of the Participant’s employment or service with the Corporation or six months after such termination (other than by reason of death) in the case of a “specified employee” (as defined in Code Section 409A).

14. Adjustment Provisions.
(a) In the event of any change affecting the number, class, market price or terms of the Stock by reason of share dividend, share split, recapitalization, reorganization, merger, consolidation, spin-off, disaffiliation of a Subsidiary, combination of Stock, exchange of Stock, Stock rights offering, or other similar event, or any distribution to the holders of Stock other than a regular cash dividend, the Committee shall equitably substitute or adjust the number or class of Stock which may be issued under the Plan in the aggregate or to any one Participant in any calendar year and the number, class, price or terms of shares of Stock subject to outstanding Awards granted under the Plan.

(b) In the event of any merger, consolidation or reorganization of the Corporation with or into another corporation which results in the outstanding Stock of the Corporation being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis, for each share of Stock then subject to an Award granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock will be entitled pursuant to the transaction.

15. Substitution and Assumption of Awards.  The Board or the Committee may authorize the issuance of Awards under this Plan in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become employees of the Corporation or any Subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as the Committee may deem appropriate. Any substitute Awards granted under the Plan shall not count against the Stock limitations set forth in section 5 above, to the extent permitted by Section 303A.08 of the Corporate Governance Standards of the New York Stock Exchange.

16. Nontransferability.  Each Award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and each Stock Option and SAR shall be exercisable during the Participant’s lifetime only by the Participant or, in the event of disability, by the Participant’s personal representative. In the event of the death of a Participant, exercise of any Award or payment with respect to any Award shall be made only by or to the beneficiary, executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution. Subject to the approval of the Committee in its sole discretion, Stock Options may be transferable to charity or to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. Members of the immediate family means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption.

17. Taxes.  The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or Stock deliverable under the Plan, after giving notice to the person entitled to receive such payment or delivery, and the Corporation may defer making payment or delivery as to any Award, if any such tax is payable, until indemnified to its satisfaction. A Participant may pay all or a portion of any withholding limited to the minimum statutory amount arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of Stock hereunder by electing to have the Corporation withhold Stock having a Fair Market Value equal to the amount required to be withheld.

18. Duration of the Plan. The Plan shall be limited in duration to ten (10) years and shall expire on April 23, 2018.  In the event of the termination of the Plan, the Plan shall remain in effect with respect to any Awards granted hereunder on or before the date of termination, to the extent such Award remains outstanding.

19. Amendment and Termination.  The Board may amend the Plan from time to time or terminate the Plan at any time. However, unless expressly provided in an Award or the Plan, no such action shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant’s consent; provided, however, that the Committee may, in its discretion, substitute SARs which can be settled only in Stock for outstanding Stock Options, and may require an Award be deferred pursuant to section 6 hereto, without a Participant’s consent; and further provided that the Committee may amend or terminate an Award to comply with changes in law without a Participant’s consent. Notwithstanding any provision of the Plan to the contrary, the provisions in each of section 7 and section 8 of the Plan (regarding the cancellation, reissuing at a relatively reduced price, or cash-out of Stock Options and SARs, respectively) shall not be amended without stockholder approval. Notwithstanding any provision of the Plan to the contrary, if and to the extent that Awards under the Plan are subject to the provisions of Code Section 409A, then the Plan as applied to those amounts shall be interpreted and administered so that it is consistent with Code Section 409A.

The Corporation shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable laws, regulations, or stock exchange rules.

20. Other Provisions.

(a) In the event any Award under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion: (i) modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules consistent with the purposes of the Plan; and (ii) cause the Corporation to enter into an agreement with any local Subsidiary pursuant to which such Subsidiary will reimburse the Corporation for the cost of such equity incentives.

(b) Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment or service with the Corporation; nor interfere in any way with the Participant’s right or the Corporation’s right to terminate such relationship at any time, with or without cause, to the extent permitted by applicable laws and any enforceable agreement between the Participant and the Corporation.

(c) No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee, in its discretion, shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock, or whether such fractional shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(d) In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been contained in the Plan (but only to the extent that such provision cannot be appropriately reformed or modified).

(e) Payments and other benefits received by a Participant under an Award made pursuant to the Plan generally shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Corporation or a Subsidiary, unless the Committee expressly provides otherwise in writing or unless expressly provided under such plan.

(f) Notwithstanding any other provision of the Plan, the Corporation shall have no liability to issue any shares of Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of the U.S. Securities Exchange Commission, New York Stock Exchange, or similar entity.  Prior to the issuance of any shares of Stock under the Plan, the Corporation may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.  In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any election to satisfy tax withholding obligations through the withholding or surrender of shares of Stock as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) of the Exchange Act or to obtain any exemption therefrom.

(g) Payments and benefits under the Plan are intended to be exempt from Code Section 409A.  If and to the extent any such payment or benefit is determined to be subject to Code Section 409A, such payment or benefit shall comply with Code Section 409A, including, without limitation, the 6-month payment delay applicable to a specified employee (within the meaning of Code Section 409A), and, accordingly, to the maximum extent permitted, such payment or benefit shall be paid or provided under such other conditions determined by Committee that cause such payment or benefit to be in compliance with, or not be subject to, Code Section 409A and the Plan shall be construed and administered accordingly to achieve that objective.  To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original economic benefit to the Participant of the applicable provision without violating the provisions of Code Section 409A.  The Corporation makes no representation that any or all of the payments or benefits provided under the Plan will be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to any such payments or benefits.  In no event whatsoever shall the Corporation be liable for any additional tax, interest or penalty that may be imposed on a Participant by Code Section 409A or damages for failing to comply with Code Section 409A.

(h) A Participant and each other person entitled to receive a payment with respect to any Award granted hereunder shall cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be required in order to facilitate the administration of the Plan and payments hereunder.

21. Governing Law.  The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the conflict of laws principles of any jurisdiction. Any legal action related to this Plan shall be brought only in a federal or state court located in Illinois.